EXHIBIT 21
Subsidiaries of
Alliance Data Systems Corporation
A Delaware Corporation

Subsidiary	Jurisdiction of Organization	Other Business Names
ADS Alliance Data Systems, Inc.	Delaware	None
ADS Commercial Services, Inc.	Delaware	None
ADS MB Corporation	Delaware	Alliance Data
The Mail Box
ADS Reinsurance Ltd.	Bermuda	None
Abacus Direct LLC	Delaware	None
Abacus Direct Europe BV	Netherlands	None
Abacus Direct Ireland Limited	Ireland	None
Abacus Direct (UK) Limited	England	None
Alliance Data L.P.	Alberta, Canada	None
Alliance Data FHC, Inc.	Delaware	Epsilon Interactive International
Epsilon International
Alliance Data Foreign Holdings, Inc.	Delaware	None
Alliance Data Luxembourg S.ar.l	Luxembourg	None
Alliance Recovery Management, Inc.	Delaware	None
Alliance Travel Services, Inc.	Delaware	None
Conservation Billing Services, Inc.	Florida	Alliance Data Systems
Alliance Data
CPC Associates, LLC	Delaware	None
DMDA General Partner LLC	Delaware	None
DMDA Limited Partner LLC	Delaware	None
DNCE LLC	Delaware	None
Enlogix Inc.	Canada	None
Epsilon Data Management, LLC	Delaware	None
Epsilon Interactive, LLC	Delaware	None
Epsilon Interactive CA Inc.	Ontario, Canada	None
Epsilon International, LLC	Delaware	None
Epsilon Marketing Services, LLC	Delaware	None
Epsilon Software Technology Consulting (Shanghai) Co., Ltd.	Shanghai, People’s Republic of China	None
Epsilon Texas Ltd. LLP	Texas	None
ICOM Ltd.	Ontario, Canada	None
iCom Information & Communications, Inc.	Delaware	None
ICOM Information & Communications L.P.	Ontario, Canada	Shopper’s Voice
Interact Connect LLC	Delaware	None
LMG Travel Services Limited	Ontario, Canada	Extra Mile Books
Extra Mile Flowers
Loyalty Management Group Canada Inc.	Ontario, Canada	AIR MILES
airmilesshops.ca
AIR MILES For Business
AIR MILES Incentives
AIR MILES Reward Program
Alliance Data
Fluent
Le Groupe Loyalty

Subsidiary	Jurisdiction of Organization	Other Business Names
Loyalty & Marketing Services
The Loyalty Group
yourshops.ca
LoyaltyOne, Inc.	Ohio	Frequency Marketing, Inc.
Alliance Data
Orcom Solutions, LLC	Delaware	Alliance Data Systems
Alliance Data
Precima, Inc.	Delaware	None
Thunderball Acquisition I Inc.	Nova Scotia, Canada	None
Thunderball Acquisition II Inc.	Nova Scotia, Canada	None
WFN Credit Company, LLC	Delaware	None
World Financial Capital Bank	Utah	None
World Financial Network National Bank	Federal Charter	None